Exhibit 10.2(3)
A. H. BELO
PENSION TRANSITION SUPPLEMENT
RESTORATION PLAN
Effective January 1, 2008

A. H. BELO
PENSION TRANSITION SUPPLEMENT
RESTORATION PLAN
Effective January 1, 2008
     1. Purpose of the Plan. The purpose of the A. H. Belo Pension Transition Supplement Restoration Plan is to provide benefits for certain employees of A. H. Belo and its subsidiaries that cannot be provided under the A. H. Belo Pension Transition Supplement Plan because of the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended.
     2. Definitions. The following terms are used throughout the Plan:
          (a) Account means the account established for a Participant under Section 5(a).
          (b) Administrative Committee means the A. H. Belo Benefits Administrative Committee.
          (c) A. H. Belo means A. H. Belo Corporation, a Delaware corporation. The term A. H. Belo subsidiary means (i) any corporation of which at least 80% of the total combined voting power of all outstanding shares of stock is owned directly or indirectly by A. H. Belo; (ii) any partnership of which at least 80% of the profits interest or capital interest is owned directly or indirectly by A. H. Belo; and (iii) any other entity of which at least 80% of the total equity interest is owned directly or indirectly by A. H. Belo.
          (d) Board of Directors or Board means the Board of Directors of A. H. Belo.
          (e) Change in Control means a change in ownership of A. H. Belo, a change in effective control of A. H. Belo or a change in the ownership of a substantial portion of the assets of A. H. Belo, in each case within the meaning of Section 409A of the Code. Subject to the foregoing:
               (i) a change in ownership of A. H. Belo will occur on the date that any one person or persons acting as a group acquires ownership of stock of A. H. Belo that together with stock held by such person or persons constitutes more than 50% of the total fair market value or total voting power of the stock of A. H. Belo;
               (ii) a change in effective control of A. H. Belo will occur on the date that (A) any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of the stock of A. H. Belo possessing 30% or more of the total voting power of the stock of A. H. Belo or (B) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election; and

               (iii) a change in the ownership of a substantial portion of the assets of A. H. Belo will occur on the date that any one person or persons acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from A. H. Belo that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of A. H. Belo immediately prior to such acquisition.
          (f) Code means the Internal Revenue Code of 1986, as amended from time to time, and includes any applicable regulations or other guidance relating to provisions of the Code published by the Internal Revenue Service or the U.S. Treasury Department.
          (g) Compensation Committee means the Compensation Committee of the Board of Directors.
          (h) Employee means any individual who is employed by A. H. Belo or an A. H. Belo subsidiary.
          (i) ERISA means the Employee Retirement Income Security Act of 1974, as amended.
          (j) Key Employee means a “specified employee” within the meaning of Section 409A of the Code. In determining who is a specified employee, the safe harbor definition of compensation under Treasury Regulation § 1.415(c)-2(d)(3) (wages for purposes of income tax withholding at the source plus certain other amounts) will be used. A Participant who is identified by the Administrative Committee as a Key Employee at any time during the 12-month period ending on September 30 of any calendar year will be considered a Key Employee for purposes of Section 6(b)(ii) during the 12-month period that begins on January 1 of the immediately following calendar year, and no other Participant will be considered a Key Employee during such 12-month period.
          (k) Participant means an Employee who has accrued a Restoration Benefit under Section 4 for any Plan Year and who has not received a distribution of the balance credited to his Account.
          (l) Pension Transition Supplement Plan means the A. H. Belo Pension Transition Supplement Plan, a profit sharing plan intended to qualify under Section 401(a) of the Code, as amended from time to time.
          (m) Plan means the A. H. Belo Pension Transition Supplement Restoration Plan as set forth herein, as amended from time to time.
          (n) Plan Year means the period with respect to which the records of the Plan are maintained, which will be the 12-month period beginning on January 1 and ending on December 31.
          (o) Restoration Benefit means the benefit described in Section 4.

          (p) Separation from Service means a Participant’s separation from service within the meaning of Section 409A of the Code from A. H. Belo and all A. H. Belo subsidiaries for any reason other than the Participant’s death. A Participant who is on military leave, sick leave or other bona fide leave of absence does not have a Separation from Service if the leave does not exceed six months or, if the leave exceeds six months, the Participant’s right to reemployment with A. H. Belo or an A. H. Belo subsidiary is provided by statute or by contract. If the period of the Participant’s leave exceeds six months but the Participant’s right to employment is not provided by statute or contract, the Participant’s Separation from Service occurs on the first date immediately following such six-month period. Notwithstanding the foregoing, where a leave of absence is due to any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than six months, where such impairment causes the Participant to be unable to perform the duties of the Participant’s position of employment or any substantially similar position of employment, a 29-month period of absence will be substituted for such six-month period.
          (q) Trust means the trust established by A. H. Belo to provide for the payment of Restoration Benefits. The Trust is a so-called “rabbi trust” the assets of which are at all times subject to the claims of the general creditors of A. H. Belo and the A. H. Belo subsidiaries.
     3. Eligibility. Each Employee who is eligible to participate in the Pension Transition Supplement Plan for any Plan Year will be eligible to participate in the Plan for that Plan Year.
     4. Restoration Benefit.
          (a) Amount of Benefit. A Participant’s Restoration Benefit for any Plan Year will be an amount equal to the difference, if any, between (i) and (ii) below, where:
               (i) is the contribution that A. H. Belo or an A. H. Belo subsidiary has designated to be made to the Pension Transition Supplement Plan on behalf of the Participant for such Plan Year without regard to the qualification requirements of Section 401(a) of the Code, and
               (ii) is the amount actually contributed by A. H. Belo or the A. H. Belo subsidiary to the Pension Transition Supplement Plan on behalf of the Participant for such Plan Year.
          (b) Benefit Earned under the Belo Pension Transition Supplement Restoration Plan. In addition to the benefit described in Section 4(a), the Committee will credit to the Account of a Participant who transfers employment from Belo Corp, a Delaware corporation (“Belo”), or a Belo subsidiary to employment with A. H. Belo or an A. H. Belo subsidiary on or after the Distribution Date (as hereinafter defined) and on or before December 31, 2008, the restoration benefit earned by such Participant under the Belo Pension Transition Supplement Restoration Plan for the plan year of such plan ending December 31,

2007. The term “Distribution Date” as used in the preceding sentence means the date on which Belo effects the distribution to its shareholders of all of the common stock of A. H. Belo.
          (c) Vesting. Each Participant will be fully vested in his Restoration Benefit at all times.
     5. Funding of Restoration Benefits.
          (a) Restoration Benefit Accounts. The Committee will establish an Account for each Participant, to which will be credited the amount of the Participant’s Restoration Benefit for each Plan Year, together with earnings and losses on the balance of the Account as determined under Section 5(b).
          (b) Earnings and Losses.
               (i) Unless the Compensation Committee determines otherwise, A. H. Belo and the A. H. Belo subsidiaries participating in the Plan will contribute to the Trust the amount of each Participant’s Restoration Benefit for each Plan Year. Such contributions will be made no later than the date on which annual contributions to the Pension Transition Supplement Plan are made. Participants will be permitted to direct the investment of the amounts credited to their Accounts in the investment funds offered under the terms of the Trust from time to time, and their Accounts will be credited at least annually with realized and unrealized investment earnings and losses.
               (ii) In the event the Compensation Committee decides to discontinue funding Restoration Benefits in the Trust, the balance of each Participant’s Account to the extent not so funded will be credited with a notional rate of return as determined by the Compensation Committee from time to time.
          (c) Unfunded Benefits. Notwithstanding any provision of the Plan to the contrary, the Plan will be unfunded for purposes of ERISA. All benefits payable to a Participant under the Plan may be paid from the assets of the Trust, any successor or similar trust established by A. H. Belo or any A. H. Belo subsidiary or from the general assets of A. H. Belo or any A. H. Belo subsidiary that employed the Participant; provided, however, that nothing contained in the Plan will require A. H. Belo or any A. H. Belo subsidiary to set aside or continue to hold in trust any funds for the benefit of a Participant, who will have the status of a general creditor with respect to the obligation of A. H. Belo or an A. H. Belo subsidiary to make payments under the Plan. Any assets held in the Trust or any successor or similar trust will at all times be subject to the claims of general creditors of A. H. Belo and the A. H. Belo subsidiaries, and no Participant will at any time have a prior claim to such assets. To the extent that Plan benefits are paid from a trust, A. H. Belo and each A. H. Belo subsidiary will be relieved of all liability for such Plan benefits. Any funds of A. H. Belo or any A. H. Belo subsidiary available to pay benefits under the Plan will be subject to the claims of general creditors of A. H. Belo or the A. H. Belo subsidiary and may be used for any purpose by A. H. Belo or the A. H. Belo subsidiary.
          (d) Allocation of Payments. If the Plan benefit payable to a Participant is attributable to periods of employment with A. H. Belo and/or one or more A. H. Belo subsidiaries, the Compensation Committee may allocate liability for the payment of the benefit among A. H. Belo and one or more A. H. Belo subsidiaries in any manner the Compensation Committee, in its sole discretion, determines to be appropriate.
     6. Payment of Restoration Benefits.
          (a) Form of Restoration Benefits. The balance credited to the Account of each Participant will be paid to the Participant in a single lump sum payment.
          (b) Commencement of Restoration Benefits.
               (i) The balance credited to the Account of a Participant who is not a Key Employee will be made as soon as practicable after the date of the Participant’s Separation from Service but in no event later than 90 days after such date.
               (ii) Except as otherwise provided in this Section 6(b)(ii), the balance credited to the Account of a Participant who is a Key Employee will be made as soon as practicable following the date that is six months after the date of the Participant’s Separation from Service, but in no event later than 90 days following such six-month date. If, however, the Participant dies after his Separation from Service and prior to the expiration of the six-month period following such Separation from Service, payment of the Participant’s vested Plan benefit will be made to the Participant’s beneficiary following his death in accordance with the provisions of Section 7.
          (c) Delay in Payments. Notwithstanding any other provision in the Plan, a payment otherwise required to be made to a Participant or beneficiary may be delayed to the extent permitted by Section 409A of the Code if the Administrative Committee reasonably determines that the payment (A) will not be deductible for federal income tax purposes by reason of the application of Section 162(m) of the Code; (B) will violate federal securities law or other applicable law; or (C) may be delayed for any other reason permitted under Section 409A of the Code.
     7. Death Benefits. If a Participant who is entitled to receive a Restoration Benefit dies before payment of such benefit is made, the balance of the Participant’s Account will be paid as a death benefit to the beneficiary designated by the Participant (who may or may not be the Participant’s spouse) in accordance with procedures established by the Administrative Committee or, in the event the Participant has not designated any beneficiary, to the Participant’s surviving spouse, if any, and if none, to the Participant’s estate. The death benefit payable pursuant to this Section 7 will be paid in a lump sum payment as soon as practicable after the date of the Participant’s death but in no event later than 90 days after such date.
     8. Prohibition on Acceleration of Benefits.
          (a) In General. The time or schedule of any payment to be made under the Plan may not be accelerated except to the extent permitted under Section 409A of the Code. Where Section 409A of the Code permits a payment to be accelerated but does not require the Plan to, and the Plan does not, expressly provide for such acceleration, the payment may be accelerated in the sole discretion of the Administrative Committee.

          (b) Change in Control. Notwithstanding the general prohibition on acceleration of benefits, upon a Change in Control the Compensation Committee will have the right, but not the obligation, to terminate the Plan and to distribute to each Participant and beneficiary of a deceased Participant, no earlier than 30 days preceding and no later than 12 months following the date of the Change in Control, the entire balance of the Participant’s or beneficiary’s Account.
     9. Administration of the Plan.
          (a) Administration by the Administrative Committee. The Administrative Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Administrative Committee deems desirable to carry the purpose of the Plan; (ii) resolve all questions relating to the eligibility of employees to become Participants; (iii) determine the amount of benefits payable to Participants and authorize and direct A. H. Belo with respect to the payment of benefits under the Plan; (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan; and (v) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan. The Administrative Committee will keep a written record of its action and proceedings regarding the Plan and all dates, records and documents relating to its administration of the Plan. The Administrative Committee may, from time to time, delegate to one or more of its members and to any other persons any of its rights, duties and responsibilities with respect to the administration of the Plan and may terminate any such delegation upon such notice as the Administrative Committee determines to be appropriate.
          (b) Committee Action Conclusive. Any action taken or determination made by the Administrative Committee will, except as otherwise provided in Section 10, be conclusive on all parties. No member of the Administrative Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Administrative Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Board of Directors.
     10. Claims Procedure.
          (a) Filing a Claim. If a Participant does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Administrative Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Administrative Committee will indicate to the claimant any additional information which is required.
          (b) Decision on Claim. Each claim will be approved or disapproved by the Administrative Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Administrative Committee denies a claim for benefits in whole or in part, the Administrative Committee will notify the claimant in writing of the denial of the claim. Such notice by the Administrative Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan’s claim review procedure as set forth below. If no action is taken by the Administrative Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.
          (c) Appeal. A claimant may appeal a denial of his claim by requesting a review of the decision by the Administrative Committee or a person designated by the Administrative Committee. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan; (ii) set forth all of the grounds upon which the claimant’s request for review is based and any facts in support thereof; and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Administrative Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named fiduciary designated by the Administrative Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Administrative Committee or named fiduciary, provided the Administrative Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Administrative Committee or named fiduciary will make an independent determination of the claimant’s eligibility for benefits under the Plan. The decision of the Administrative Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Administrative Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.
     11. Miscellaneous.
          (a) No Right to Employment. Nothing in the Plan will confer upon a Participant the right to continue in the employ of A. H. Belo or any A. H. Belo subsidiary or will limit or restrict the right of A. H. Belo or any A. H. Belo subsidiary to terminate the employment of a Participant at any time with or without cause.
          (b) Assignment and Alienation. Except as otherwise provided in the Plan, no right or benefit under the Plan will be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge such right or benefit will be void. No such right or benefit will in any manner be subject to the debts, liabilities or torts of a Participant.
          (c) Amendment and Termination. The Plan may be amended at any time by the Compensation Committee. The Plan may also be amended or terminated by the Board of

Directors at any time. No action taken by the Compensation Committee to amend the Plan or by the Board of Directors to amend or terminate the Plan will have the effect of decreasing a Participant’s Account balance as of the date of such action or to cause a distribution of a Participant’s Account balance in violation of Section 409A of the Code. Upon termination of the Plan, the Compensation Committee may distribute to each Participant the balance of his Account only to the extent that distribution of the Account would not violate the requirements of Section 409A.
          (d) Compliance with Section 409A. Notwithstanding anything to the contrary in the Plan, if and to the extent the Compensation Committee determines that the terms of the Plan may result in the failure of the Plan, or any benefits accrued under the Plan, to comply with the requirements of Section 409A of the Code, the Compensation Committee will have the discretionary authority to amend, modify, suspend or terminate the Plan even if such action would adversely affect the rights of any Participant or beneficiary.
          (e) ERISA Exemption. The Plan is intended to provide benefits for “management or highly compensated” employees within the meaning of Sections 201, 301 and 401 of ERISA, and therefore to be exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. Accordingly, no further benefits will accrue hereunder in the event it is determined by a court of competent jurisdiction or by an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA, which is not so exempt.
          (f) Invalid Provisions. If any provision in the Plan is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions will nevertheless continue in full force and effect without being impaired or invalidated in any way.
          (g) Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Delaware, including without limitation, the Delaware statute of limitations, but without giving effect to the principles of conflicts of laws of such state.
     Executed at Dallas, Texas, this 1 day of February, 2008.

A. H. BELO CORPORATION
By	/s/ Alison K. Engel
	Name:	Alison K. Engel
	Title:	Senior Vice President/Chief Financial Officer